CARDIOVASCULAR SYSTEMS ANNOUNCES ANTICIPATED REVENUE IMPACT
FROM HURRICANES HARVEY AND IRMA

St. Paul, Minn., Sept. 18, 2017 - Cardiovascular Systems, Inc. (CSI) (NASDAQ: CSII) today said that the impact of Hurricanes Harvey and Irma on procedure volumes in the greater Houston area and throughout Florida will reduce fiscal 2018 first-quarter revenues.

“Our thoughts go out to our employees in Florida and Texas and others affected by Hurricanes Harvey and Irma,” said Scott Ward, CSI’s Chairman, President and Chief Executive Officer. “As recovery progresses, we will closely monitor conditions and the anticipated impact on our business. While these historic storms are affecting our near-term performance, they are not indicative of our long-term growth opportunity and continued market leadership position.”

The potential revenue impact on CSI quarterly results is magnified due to the company’s small product portfolio and the location and timing of the storms. The Houston and Florida markets typically generate over 15% of CSI’s revenues. In addition, fiscal first quarter revenues are more heavily weighted in September, as procedure volumes begin to accelerate from summer levels. The company anticipates that these factors will reduce first-quarter revenues below the range of $52.6 million to $53.6 million provided on August 2, 2017. A revised revenue range will be provided when more definitive information is known about the ability of employees and customers to resume normal operations.

About Cardiovascular Systems, Inc.
Cardiovascular Systems, Inc., based in St. Paul, Minn., is a medical device company focused on developing and commercializing innovative solutions for treating vascular and coronary disease. The company’s Orbital Atherectomy Systems treat calcified and fibrotic plaque in arterial vessels throughout the leg and heart in a few minutes of treatment time, and address many of the limitations associated with existing surgical, catheter and pharmacological treatment alternatives. The U.S. FDA granted the first 510(k) clearance for the use of the Orbital Atherectomy System in peripheral arteries in August 2007. In October 2013, the company received FDA approval for the Coronary Orbital Atherectomy System. To date, over 324,000 of CSI’s devices have been sold to leading institutions across the United States. For more information, visit the company’s website at www.csi360.com.

Safe Harbor
Certain statements in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are provided under the protection of the safe harbor for forward-looking statements provided by that Act. For example, statements in this press release regarding the impact of Hurricanes Harvey and Irma on CSI’s business, anticipated fiscal first-quarter revenues, and the company’s long-term growth opportunity and continued market leadership position, are forward-looking statements. These statements involve risks and uncertainties that could cause results to differ materially from those projected, including, but not limited to, the actual impact of Hurricanes Harvey and Irma on our customers and employees, the recovery efforts in Florida and Texas, additional hurricanes and other natural disasters affecting our customers and employees, and other factors detailed from time to time in CSI’s SEC reports, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. CSI encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, CSI's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this release. The forward-looking statements made in this release are made only as of the date of this release, and CSI undertakes no obligation to update them to reflect subsequent events or circumstances.

Contacts:

Cardiovascular Systems, Inc. Jack Nielsen (651) 202-4919 j.nielsen@csi360.com	Padilla Matt Sullivan (612) 455-1709 matt.sullivan@padillaco.com

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